Exhibit 99.1

Shuttle Pharma Announces Appointment of Christopher Cooper as Interim Co-CEO to Enhance Business Activities

Dr. Anatoly Dritschilo remains Chairman of the Board and Co-CEO overseeing scientific and clinical trial activities

GAITHERSBURG, Md., March 12, 2025 — Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq: SHPH) (“Shuttle Pharma” or the “Company”), a discovery and development stage specialty pharmaceutical company focused on improving outcomes for cancer patients treated with radiation therapy (RT), today announced the appointment of Christopher Cooper as interim Co-Chief Executive Officer focused on enhancing the Company’s capital markets and business capabilities. Dr. Anatoly Dritschilo, Chairman of the Company’s Board of Directors, will continue in his role as Co-CEO overseeing the Company’s scientific and clinical trial activities.

“I am excited to welcome Christopher Cooper as Co-CEO of Shuttle Pharma,” commented Dr. Anatoly Dritschilo, Chairman of the Board and CEO of Shuttle Pharma. “Christopher brings a wealth of business acumen which when balanced with the inherent scientific expertise of the entire Shuttle Pharma team should allow for a highly effective executive structure that should inspire confidence going forward. I believe this appointment will enhance decision-making, supports fundraising, and prepares us for the accelerated achievement of key milestones in the future.”

Christopher Cooper added, “I am enthusiastic to join the incredibly talented team at Shuttle Pharma as we aim to improve the lives of millions impacted by cancer and bring hope to patients and families around the world. The Co-CEO structure will allow for parallel execution of R&D, regulatory and general business operations. I look forward to leveraging my business experience to allow Dr. Dritschilo to focus more of his efforts going forward on the successful execution of the Company’s ongoing key Phase 2 clinical trial of Ropidoxuridine for treatment of patients with glioblastoma and continued advancement of the Diagnostics subsidiary.”

Mr. Cooper has more than 27 years of experience in management and finance, having worked in the oil and gas, telecommunications and technology industries. In addition to his appointment as Interim Co-CEO of the Shuttle Pharma, Mr. Cooper also serves as President, CEO and Founder of First Towers & Fiber Corp., a telecommunications infrastructure company with operations in Latin America, positions he has held since 2017. From 2010 until 2017, Mr. Cooper served as President and CEO of Aroway Energy, Inc., a Vancouver, British Columbia-based oil and gas company, where he was responsible for overseeing day to day operations, financial reporting, and oversaw acquisitions and debt and equity financing. From 1998 until 2010, Mr. Cooper served as a Corporate Consultant to various companies in the technology and resources sectors, oversaw restructuring activities for several distressed public companies, and was responsible for raising more than $100 million in debt and equity for his clients. Mr. Cooper received his MBA from Dowling College in 1995 and his BBA in Business Administration from Hofstra University.

“About Shuttle Pharmaceuticals

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharma is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes for cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the side effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment or in combination with surgery, chemotherapy and immunotherapy. For more information, please visit our website at www.shuttlepharma.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of Shuttle Pharma’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 24, 2025, as well other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, Shuttle Pharmaceuticals specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Shuttle Pharmaceuticals

Anatoly Dritschilo, M.D., Co-CEO

240-403-4212

info@shuttlepharma.com

Investor Contacts

Lytham Partners, LLC

Robert Blum

602-889-9700

shph@lythampartners.com